30-Day Results of the C-GUARDIANS Pivotal Trial of the C-Guard Carotid Stent System

The C-GUARDIANS Trial

D. Christopher Metzger, MD

OhioHealth Riverside Methodist Hospital

Columbus, Ohio, USA

On Behalf of the C-GUARDIANS Investigators

VIVA 23

Disclosure Statement of Financial Interest

Symposia Honoraria & Proctor Fees:
- Abbott, Endologix

Symposia Honoraria:
- Boston Scientific, Medtronic, Penumbra, Shockwave

VIVA Board Member

National PI/Co-PI:
- C-GUARDIANS, CONFIDENCE, SAPPHIRE WW, CANOPY, PERFORMANCE 3

Stock Options: INSPIREMD

Research Grants, Stocks, Equity: None

Background

- Goal is carotid artery stenting (CAS) performed at *low* risk of peri-procedural stroke
- More recent CAS trials have shown significant improvement in results, with 30-day stroke and death rates of ~2-3.5%*
- US : CMS requires use of embolic protection devices, which decrease but do not completely obviate procedural and peri-procedural embolic events
- Stents with additional "neuro-protective properties" may further decrease peri-procedural stroke events

*PROTECT, ARMOUR, EMBOLDEN , CREST 2 Registry (Matsumura, J et al JVS 2012; White, C. et al JACC 2022)

POST-CAS Strokes: Advantage for a Micro-Mesh Stent Design?

Approximately 2/3 of Events Occur AFTER the CAS Procedure

Does Free Cell Area Influence the Outcome in Carotid Artery Stenting? 139

Table 6. Overview of event rates related to the different free cell area

	Total population			Symptomatic population			Asymptomatic population		
	Patients	All events	Post-procedural events	Patients	All events	Post-procedural events	Patients	All events	Post-procedural events
Free cell area									
<2,5 mm²	2107	48	26	882	20	11	1225	28	15
2,5–5 mm²	135	3	3	52	1	1	83	2	2
5–7,5 mm²	327	16	11	155	10	8	172	6	3
>7,5 mm²	610	23	21	228	17	16	382	6	5
Total	3179	90	61	1317	48	36	1862	42	25
Free cell area									
<2,5 mm²		2.3%	1.2%		2.3%	1.2%		2.3%	1.2%
2,5–5 mm²		2.2%	2.2%		1.9%	1.9%		2.4%	2.4%
5–7,5 mm²		4.9%	3.4%		6.5%	5.2%		3.5%	1.7%
>7,5 mm²		3.8%	3.4%		7.5%	7.0%		1.6%	1.3%
Total	3179	2.83%	1.9%	1317	3.6%	2.73%	1862	2.25%	1.3%

40-80% of CAS embolic events are post-procedural



Neurological Events
Procedural
Post-Procedural
Embolic Events %
3
2.5
2
1.5
1
0.5
0
40~80%
24H
30 days

CREST timing of stroke after CAS



ScienceDirect
Does Free Cell Area Influence the Outcome in Carotid Artery Stenting?
Introduction
Materials and Methods

D. Christopher Metzger, MD

VIVA 23

Stroke Prevention Strategy: MicroNet Technology




Protruding
plaque/thrombus
between struts

VS.




MicroNet™ sealing plaque/
thrombus against vessel wall



Conventional Open Cell Stent (1^{St} GEN):

Bare or dual layer approach, with plaque protrusion risk

CGuard Stent System (3rd GEN):

Stents are covered in MicroNet

<u>Important Note:</u> The C-GUARD stent is an *investigational device ONLY* in the US

"Pore Size" Comparisons of Carotid Stents



Terumo
CGuard
Gore
*165µ
375µ
500µ
1050µ
1900µ
Closed Cell
Open Cell



Area Comparison (mm²)
CGuard
RoadSaver
Gore
Close Cell Stent
Open cell stent

Theoretic Advantages of CGuard Stent

- Maximized *conformability* suitable for more carotid anatomies ("open –cell" stent with proprietary "Smart Fit" auto-taper technology)
- Coupled with maximized *scaffolding and plaque coverage* with smallest pore size and free cell area of available carotid stents
- Potential to minimize plaque protrusion/embolization *during* procedure at highest risk intervals (stent placement, post dilatation) *and* post - procedure



Images courtesy of Piotr Musialek, MD


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C-GUARDIANS US Pivotal IDE Trial

Disclaimers:

- CE Mark Approved Europe 2015
- INVESTIGATIONAL Only in US
  - In C-GUARDIANS IDE Trial (enrollment completed), and allowed as part of ongoing CREST 2 trial
- *Results presented today are 30- day results, although the primary endpoint for the trial is a 1-year composite endpoint*
  - FDA approved this 30- day result presentation

Other Key Study Personnel

25 investigative sites in the US and Europe

- Ascension Seton Heart (UT Austin)
- Asklepios Hospital St Georg
- Avera Heart Hospital (NC Heart)
- Ballad Wellmont Holston Valley
- Baylor Plano
- Brookwood Baptist
- Cleveland Clinic
- Columbia Medical Center
- Imland Klinik Rendsburg
- John Paul II Hospital
- Mercy Heart & Vascular
- Miriam Hospital
- Novant Health/Forsyth MC
- Ochsner
- Prairie Research
- Prisma Health
- Silesian Medical University
- St. John's
- SUNY Stony Brook UMC
- Tennova Healthcare
- UNC Heart & Vascular
- University of Buffalo
- University of Florida
- University of Leipzig
- UPMC Pinnacle

Study Patients

- Patients ≤ 80 years of age at high risk for carotid endarterectomy
- Asymptomatic ≥ 80%, symptomatic ≥ 50% stenosis
  - Pre-specified 25% of population symptomatic per FDA
- All patients had pre-CAS carotid duplex and CTA/MRA
- All patients were approved by screening committee (2 approvals)
- All patients required to have embolic protection with Abbott Emboshield NAV 6, MoMa proximal embolic protection, or both
- All neurologic and cardiac events adjudicated by CEC

Study Visits and Evaluations

Patient Demographics

Characteristic	ITT (N = 316)
Age (mean ± SD)	69.0 ± 6.6
% Symptomatic	24.3%
% Male	63.9%
Diabetes Mellitus	41.8%
Hypertension	92.6%
Dyslipidemia	90%
CAD	52.1%
COPD	23.8%
Current Smoker	26.4%
PVD	28.6%

Embolic Protection Utilized

Emboshield NAV 6 Distal embolic protection	261
MoMA Proximal embolic protection	78
Both (Nav6 and MoMa)	24
None	1

C-GUARDIANS 30-day Results

* Hierarchical: patient count (each patient first occurrence of the most serious event).

Non-hierarchical: event count (multiple events in each patient are counted individually).

C-Guardians: 30-day Major Adverse Events

The CEC independently adjudicated all neurological, cardiac events:

- 1 major fatal stroke on post procedural day 10 after all DAPT stopped contrary to per protocol requirements.
- 1 major stroke. (NIHSS 2, post procedure). NIHSS 1, CDU patent 30 days, NIHSS 0 at 6 and 12 months
- 1 retinal infarct in a patient presenting with amaurosis fugax, adjudicated as a minor stroke. (NIHSS 1). NIHSS 0, CDU patent 30 days

C-Guardians: 30-day Major Adverse Events

Event rate in % (n)	ITT (N=316)	Per Protocol[^]
Death, Stroke or MI[*]	0.95% (3)	0.63% (2)
Death[#]	0.32% (1)	0.% (0)
Any stroke[#]	0.95% (3)	0.63% (2)
Major Stroke[#]	0.63% (2)	0.32% (1)
Minor Stroke[#]	0.32% (1)	0.32% (1)
MI[#]	0.0% (0)	0.0% (0)
Death or any stroke[*]	0.95% (3)	0.63% (2)
Death or major stroke[*]	0.63% (2)	0.32% (1)

[*] Hierarchical: patient count (each patient first occurrence of the most serious event).

[#] Non-hierarchical: event count (multiple events in each patient are counted individually).

^ Per Protocol Analysis excludes 1 patient (did not take dual antiplatelet therapy; had a major stroke and died).

CGuard Stent system is investigational only and not for sale in the USA.

Conclusions

- In the C-GUARDIANS IDE Pivotal trial of patients at high risk for carotid endarterectomy with obstructive carotid disease (25% symptomatic), treatment with carotid artery stenting with the CGuard carotid stent system with embolic protection had a low incidence of stroke, death, or MI post-procedure to 30 day follow up
- These results appear to confirm a potential "neuro-protective" effect of this stent
- We await the pre-specified 1- year primary composite endpoint results of this trial

Event Rate in % (n)	ITT	Per Protocol
Death/ Stroke/ MI	0.95%	0.63%
Death/ Stroke	0.95%	0.63%

Thank You for Your Attention!

